WaMu Mortgage Pass-Through Certificates
Series 2006-AR11 Marketing Materials

One-Year MTA and COFI Indexed Option ARMS

$ [1,037,326,100]
(Approximate, Subject to
+/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series AR (Option  ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS AUGUST 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet	Date Prepared: August 3, 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR11
$ [1,037,326,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
1A	$ 544,695,000	3.18/3.47	1-99/1-480	Variable (3)	Senior	AAA/Aaa
2A	$ 177,190,000	3.18/3.47	1-99/1-480	Variable (4)	Senior	AAA/Aaa
2A-1B	$ 59,064,000	3.18/3.47	1-99/1-480	Variable (4)	Senior Mezz	AAA/Aaa
CA-1B1	$ 24,056,000	0.80/0.80	1-20/1-20	Variable (5)	Junior Mezz	AAA/Aaa
CA-1B2	$ 16,915,000	2.49/2.49	20-42/20-42	Variable (5)	Junior Mezz	AAA/Aaa
CA-1B3	$ 24,267,000	6.03/6.80	42-99/42-480	Variable (5)	Junior Mezz	AAA/Aaa
CA-1B4	$ 130,000,000	3.18/3.47	1-99/1-480	Variable (5)	Junior Mezz	AAA/Aaa
R	$ 100			[ ]%	Senior/Residual	AAA/Aaa
PPP-1	$ 735,280,843			(6)	Prepayment Penalty	AAA/Aaa
PPP-2	$ 318,918,967			(6)	Prepayment Penalty	AAA/Aaa
1X	$ 735,280,843			Variable (7)	Senior IO/PO	AAA/Aaa
2X	$ 318,918,967			Variable (7)	Senior IO/PO	AAA/Aaa
B-1	$ 14,760,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	AA+/Aa1
B-2	$ 14,758,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	AA/Aa1
B-3	$ 5,270,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	AA-/Aa2
B-4	$ 5,270,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	A+/Aa2
B-5	$ 5,270,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	A/Aa3
B-6	$ 3,162,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	A-/A1
B-7	$ 3,162,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	BBB+/A2
B-8	$ 3,162,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	BBB/A3
B-9	$ 3,162,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	BBB-/Baa1
B-10	$ 3,162,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	BB+/Baa2
B-11	$ 3,689,000	5.61/6.27	1-99/1-480	Variable (8)	Subordinate	BB/Baa3
B-12	$ 2,635,000	Privately Offered Certificates			Subordinate	BB-/Ba2
B-13	$ 4,743,000				Subordinate	B/NR
B-14	$ 5,807,711				Subordinate	NR / NR

Total:

$ 1,054,199,811

(1)     Distributions on the Class 1A, Class 1X and Class R Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (the “Group 1 Mortgage Loans”).  Distributions on the Class 2A, Class 2A-1B  and Class 2X Certificates will be derived primarily from a pool of adjustable rate mortgage loans indexed off of COFI (as defined herein) (the “Group 2 Mortgage Loans”).  Distributions on the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 and Subordinate Certificates will be derived from the Group 1 and Group 2 Mortgage Loans.  Amounts otherwise available for distribution as interest to the Class 1X and 2X Certificates may instead be used to pay Carryover Shortfall Amounts to the Class A and Subordinate Certificates. Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class 2A-1B, Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

(4)     On each Distribution Date, the certificate interest rate for the Class 2A and Class 2A-1B Certificates will be equal to the lesser of (i) COFI plus the related margin and  (ii) the Net WAC Cap (as defined herein) for the Group 2 Mortgage Loans.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B1 Class CA-1B2 Class CA-1B3 and Class CA-1B4 Certificates will be deemed to be comprised of multiple components (the "Class CA-1B1 Group 1 Component", "Class CA-1B2 Group 1  Component", the "Class CA-1B3 Group 1 Component", the "Class CA-1B4 Group 1 Component" and the "Class CA-1B1 Group 2 Component", the "Class CA-1B2 Group 2 Component", "Class CA-1B3 Group 2 Component" and the "Class CA-1B4 Group 2 Component"  each, a "Class CA-1B Component"). Each Class CA-1B Component will have a component principal balance representing the portion of the Class CA-1B principal balance derived from the related loan group. Interest will be payable with respect to each Class CA-1B Component.

On each Distribution Date, the certificate interest rate on the Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4 Group 1 Components will be equal to the least of  (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4  Group 1 Components are equal to the Adjusted Net WAC Cap Loan Group 1, the Class CA-1B Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

On each Distribution Date, the certificate interest rate on the Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4 Group 2 Components will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1B Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4 Group 2 Components may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

(6)     Each of the Class PPP-1 and Class PPP-2 Certificates (the “Class PPP Certificates”) will receive $100 of principal on the distribution date in August 2010 from a reserve fund. The Class PPP Certificates will not receive any distributions of interest, nor will they receive distributions of principal on any other distribution date. The Class PPP-1 Certificates will also have a notional balance, the “Class PPP-1 Notional Amount”, which will equal the aggregate principal balance of the mortgage loans in loan group 1 as of the Cut-Off Date. The Class PPP-2 Certificates will also have a notional balance, the “Class PPP-2 Notional Amount”, which will equal the aggregate principal balance of the mortgage loans in loan group 2 as of the Cut-Off Date. The Class PPP-1 Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans if those mortgage loans are prepaid during certain periods from loan group 1.  The Class PPP-2 Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans if those mortgage loans are prepaid during certain periods from loan group 2.  Accordingly, these amounts will not be available for distribution to other classes of certificates.

(7)     The Class 1X Certificates will be deemed to be comprised of an interest-only component and a principal-only component.  The Class 2X Certificates will be deemed to be comprised of an interest-only component and a principal-only component.  Interest, if any, will be payable with respect to each Class X interest-only component. The Class 1X and Class 2X interest-only components will not have a principal balance and principal will not be payable with respect to the Class X interest-only components. Each of the Class 1X and Class 2X principal-only components will have a principal balance which initially will equal zero. Interest will not accrue on any Class X principal-only component to the extent of any Net Negative Amortization allocated to such class, as described herein.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

(8)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for the Group 1 and Group 2 Mortgage Loansand (iii) the Net Life Cap for the Group 1 and Group 2 Mortgage Loans.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary:

Issuing Entity: WaMu Mortgage Pass-Through Certificates Series 2006-AR11 Trust (the "Trust')

Depositor: WaMu Asset Acceptance Corp. (“WAAC”)

Sponsor and Servicer: Washington Mutual Bank (“WMB”).

Sole Manager: WaMu Capital Corp.

Trustee: LaSalle Bank

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 3 of this Preliminary Term Sheet.

Cut-off Date: August 1, 2006

Expected Pricing Date For the Offered Certificates: On or about August [04], 2006

Closing Date: On or about August [24], 2006

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in September 2006.

Servicing Fee Group 1 Mortgage Loans: Either (a) greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over 1.40% per annum of the principal balance of such mortgage loan; or (b) the initial fixed rate on such mortgage loan.

Servicing Fee Group 2 Mortgage Loans:  0.375% per annum of the principal balance of each Group 2 Mortgage Loan.

Certificates: The Certificates will consist of the Class 1A, Class 2A  (the “Senior Certificates”),  Class 2A-1B (the “Senior Mezzanine Certificates”), Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4 (the “Junior Mezzanine Certificates” and together with the Senior and Senior Mezzanine Certificates, the “Class A Certificates”), Class 1X, Class 2X (the “Class X Certificates”), Class PPP-1, Class PPP-2 (the “Class PPP Certificates”) and Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Class A, Class X, Class PPP and Subordinate Certificates are collectively referred to herein as the “Certificates.” The Class A, Class PPP, Class X, Senior Subordinate and Class R Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration: The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class PPP-1 and Class PPP-2 Certificates) will be treated as REMIC regular interests for federal tax income purposes. The Class PPP-1 and Class PPP-2 Certificates will be treated as stripped interests in the Mortgage Loans for federal income tax purposes.  The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest: The price to be paid by investors for the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 and Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class 1A, Class 2A, Class 2A-1B and Class X Certificates will include 23 days of accrued interest.

Interest Accrual Period: The interest accrual period for the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class 1A, Class 2A, Class 2A-1B and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility: The Offered Certificates (other than the Class R, Class PPP-1 and Class PPP-2 Certificates) are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R, Class PPP-1 and Class PPP-2 Certificates are not expected to be ERISA eligible.

SMMEA Treatment: The Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class X Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination: The terms of the transaction allow for a termination of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest: Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans: As of August 1, 2006, the aggregate principal balance of the mortgage loans described herein (the “Mortgage Loans”) is approximately $[1,054,199,811]. As of August 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, is approximately $[735,280,843] and $[318,918,967].  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of 1, 3, 4 or 12 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“One-Year MTA”) in the case of the Group 1 Mortgage Loans, and based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”) in the case of the Group 2 Mortgage Loans. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, [73.35] % of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of 1, 3, 4, or 12 months, is adjusted on approximately the same date annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 125%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”).  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date is expected to be approximately $ [1,054,199,811], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class PPP Certificates: All prepayment penalty payments remitted to the Trust with respect to voluntary full prepayments (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class PPP-1 and Class PPP-2 Certificates, as applicable. The holders of the Class PPP-1 and Class PPP-2 Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. Notwithstanding the foregoing, no penalties are imposed (i) in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases where the mortgagor refinances the mortgage loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term, or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization. In addition, under certain circumstances, set forth in the pooling agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by the Servicer, and if waived in accordance with the terms of the pooling agreement the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP-1 and Class PPP-2 Certificates.  However, if the Servicer waives an Assigned Prepayment Penalty other than in accordance with the standards set forth in the pooling agreement, the Servicer shall be obligated to pay, or if the related mortgage loan seller breaches its representations and warranties in the mortgage loan purchase agreement with respect to Assigned Prepayment Penalties, the mortgage loan seller shall be obligated to pay, to the Trust an amount equal to the amount of such Assigned Prepayment Penalty, for distribution to the holders of the Class PPP-1 and Class PPP-2 Certificates, as applicable.  Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP-1 and Class PPP-2 Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.

As of August 1, 2006, approximately [66.97]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. As of August 1, 2006, approximately [10.70]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan.  As of August 1, 2006, approximately [0.28]% (by aggregate principal balance) of the mortgage loans impose penalties for early prepayments in full, and for partial prepayments in the event that aggregate partial prepayments made during a 12-month period exceed 20% of the original principal balance. Those prepayment penalties are in effect for 30 months after the origination of those mortgage loans. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

As of August 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

As of August 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within three years from origination of the mortgage loan, the amount of such prepayment penalty is (i) 3.0% of the original loan amount for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, (ii) 2.0% of the original loan amount for voluntary full prepayments received after the first anniversary of the origination of the mortgage loan but on or before the second anniversary of the origination of the mortgage loan and (iii) 1.0% of the original loan amount for voluntary full prepayments received after the second anniversary of the origination of the mortgage loan but on or before the third anniversary of the origination of the mortgage loan.

As of August 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within 30 months from origination of the mortgage loan, the penalty is 2% of the amount of the prepayment in excess of 20% of the original loan amount.

Credit Enhancement: Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [ ]% total subordination.

Shifting Interest: Until the first Distribution Date occurring after August 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of negative amortization) (unless the aggregate principal balance of the Class A  Certificates and the Class X principal-only components are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of negative amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
September 2006 – August 2016	0% Pro Rata Share
September 2016 – August 2017	30% Pro Rata Share
September 2017 – August 2018	40% Pro Rata Share
September 2018 – August 2019	60% Pro Rata Share
September 2019 – August 2020	80% Pro Rata Share
September 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in September 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of negative amortization) or (ii) on or after the Distribution Date in September 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of negative amortization).

 In the event the current aggregate principal balance of the Class A Certificates and the Class X principal-only components, divided by the aggregate principal balance of the Class A Certificates, the Class X principal-only components, and the Subordinate Certificates (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the Class A Certificates and the Class X Certificates will receive all Payoffs and Curtailments (net of negative amortization) for the Mortgage Loans.

Net Mortgage Rate: The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate.

Net WAC Cap: The “Net WAC Cap” for each of the Group 1 Mortgage Loans and Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans.

Adjusted Net WAC Cap:  The “Adjusted Net WAC Cap” for each of the Group 1 Mortgage Loans and Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

Net Life Cap: The “Net Life Cap” is the Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net Mortgage Rate for each mortgage loan, the lifetime maximum mortgage rate for such mortgage loan will be substituted for the per annum mortgage rate for such mortgage loan.

Carryover Shortfall Amount: With respect to the Class  1A Certificates, if, on the initial Distribution Date,  One-Year MTA plus the related margin for the Class  1A  Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the  One-Year MTA  plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). The Class  1A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Class  2A and Class 2A-1B Certificates, if, on the initial Distribution Date,  COFI plus the related margin for the Class  2A and Class 2A-1B Class Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the  COFI plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). The Class 2A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

If, on any Distribution Date, LIBOR plus the related margin for the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such Class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such Class and (2) the Net Life Cap over (b) interest accrued on such Class at the applicable Adjusted Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the Adjusted Net WAC Cap) (together, the “Carryover Shortfall Amount”).

Carryover Shortfall Amounts will be paid, pro rata, to the Class 1A, Class 2A, Class 2A-1B, Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 Certificates, from interest otherwise distributable to the Class X Certificates, pro rata, (after the reduction due to Net Negative Amortization allocated to those Class X Certificates). Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class X Certificates (after the reduction due to Net Negative Amortization allocated to the Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A, Class 2A, Class 2A-1B, Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 Certificates)

Adjusted Cap Rate: The "Adjusted Cap Rate" for any Distribution Date and any class of Class A and Subordinate Certificates equals (x) the applicable Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Negative Amortization for the related Mortgage Loans and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date, adjusted, in the case of the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 and the Subordinate Certificates, on an actual/360 basis.

Negative Amortization: The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization: The “Net Negative Amortization” for all the Mortgage Loans and for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is the excess, if any, of (a) the aggregate amount of negative amortization with respect to the related Mortgage Loans over (b) the aggregate amount of Payoffs and Curtailments with respect to the related Mortgage Loans. The amount of current interest on the Certificates will be reduced by the amount Net Negative Amortization, and the amount of such reduction for each class of Certificates will be added to the principal balance of such class of Certificates.

For any Distribution Date, Net Negative Amortization will generally first be allocated to the Class X Certificates in reduction of current interest, and thereafter any remaining Net Negative Amortization to the other Certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date.

Allocation of Realized Losses: Any realized losses on the Mortgage Loans in a Loan Group will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the related Class A Certificates and Class X principal-only components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero provided, however, that the realized losses allocated to the Group 1 and Group 2

Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class CA-1B1, Class CA-1B2, Class CA-1B3, Class CA-1B4 Certificates, pro rata, until their respective certificate principal balances are reduced to zero; and

(b)                 second, to the Class 1A, Class 2A and Class 2A-1B Certificates, pro rata, until their certificate principal balances are reduced to zero; provided, however, that losses that would otherwise be allocated to the Class 2A Certificates will instead be allocated to the Class 2A-1B Certificates until its class principal balance is reduced to zero;

Cross-Collateralization: In some limited circumstances, principal and interest collected from the Group 1 Mortgage Loans and Group 2 Mortgage Loans may be used to pay principal or interest, or both, to the Class A and Class X Certificates from loan groups 1 or 2.

Certificates Priority of Distributions: Available funds from the Mortgage Loans will be distributed in the following order of priority:

1) to the Class A and Class X Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class 1X and Class 2X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2) from the Group 1 Senior Principal Distribution Amount, sequentially to:

(a) Class R until the Principal Balance has been reduced to zero,

(b) to the Class 1A Certificates and the Class CA-1B1 Group 1, Class CA-1B2 Group 1, Class CA-1B3 Group 1 and Class CA-1B4 Group 1 Components, concurrently, pro rata according to the Class Principal Balance or Component Principal Balance, respectively (or with respect to clause (ii) of this paragraph, aggregate Component Principal Balance) of the certificates or components described in each of clause (i), (ii) and (iii), as follows:

(i)  to the Class 1A Certificates, until the Class 1A Principal Balance has been reduced to zero;

(ii)  to the Class CA-1B1 Group 1, Class CA-1B2 Group 1 and Class CA-1B3 Group 1 Components, sequentially, as follows:

(1) first, to the Class CA-1B1 Group 1 Component, until the Class CA-1B1 Group 1 Component Principal Balance has been reduced to zero;

(2) second, to the Class CA-1B2 Group 1 Component, until the Class CA-1B2 Group 1 Component Principal Balance has been reduced to zero; and

(3) third, to the Class CA-1B3 Group 1 Component, until the Class CA-1B3 Group 1 Component Principal Balance has been reduced to zero; and

(iii)  to the Class CA-1B4 Group 1 Component, until the Class CA-1B4 Group 1 Component Principal Balance has been reduced to zero; and

(c) to the Class 1X Certificates, until the Class 1X Principal Balance has been reduced to zero;

3)       from the Group 2 Senior Principal Distribution Amount, sequentially to:

(a) to the Class 2A and 2A-1B Certificates and the Class CA-1B1 Group 2, Class CA-1B2 Group 2, Class CA-1B3 Group 2 and Class CA-1B4 Group 2 Components, concurrently, pro rata according to the Class Principal Balance or Component Principal Balance, respectively (or with respect to clause (ii) of this paragraph, aggregate Component Principal Balance) of the certificates or components described in each of clause (i), (ii) and (iii), as follows:

(i) to the Class 2A and Class 2A-1B Certificates, pro rata, until the Class 2A and Class 2A-1B Principal Balances have been reduced to zero;

(ii)  to the Class CA-1B1 Group 2, Class CA-1B2 Group 2 and Class CA-1B3 Group 2 Components, sequentially, as follows:

(1) first, to the Class CA-1B1 Group 2 Component, until the Class CA-1B1 Group 2 Component Principal Balance has been reduced to zero;

(2) second, to the Class CA-1B2 Group 2 Component, until the Class CA-1B2 Group 2 Component Principal Balance has been reduced to zero; and

(3) third, to the Class CA-1B3 Group 2 Component, until the Class CA-1B3 Group 2 Component Principal Balance has been reduced to zero; and

(iii) to the Class CA-1B4 Group 2 Component, until the Class CA-1B4 Group 2 Component Principal Balance has been reduced to zero; and

(b) to the Class 2X Certificates, until the Class 2X Principal Balance has been reduced to zero;

4) to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

5) to the Class B-1 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

6) to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

7) to the Class B-2 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

8) to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

9) to the Class B-3 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

10) to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

11) to the Class B-4 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

12) to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

13) to the Class B-5 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

14) to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

15) to the Class B-6 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

16) to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

17) to the Class B-7 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

18) to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

19) to the Class B-8 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

20) to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

21) to the Class B-9 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

22) to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

23) to the Class B-10 Certificates, principal allocable to such Class, until its principal balance is reduced to zero;

24) to the Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest at the related certificate interest rate;

25) to the Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, principal allocable to such Classes, until their principal balances are reduced to zero;

26) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining interest otherwise distributable to the Class 1X and Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to such Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class CA-1B1, Class CA-1B2, Class CA-1B3 and Class CA-1B4 Certificates); and

27) to the Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR11 Group 1
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$735,280,844
TOTAL ORIGINAL BALANCE	$735,865,938

NUMBER OF LOANS	1,049

			Minimum		Maximum
AVG CURRENT BALANCE	$700,935		$74,885		$2,993,127
AVG ORIGINAL BALANCE	$701,493		$75,000		$3,000,000

WAVG GROSS COUPON	2.83%		1.00%		9.60%
WAVG GROSS MARGIN	2.66%		1.79%		5.83%
WAVG MAX INT RATE	9.99%		8.80%		13.13%

WAVG CURRENT LTV	70.40%		11.65%		95.00%

WAVG FICO SCORE	732		585		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	7	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	398	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	397	Month(s)	353	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	17	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.07%),FL(5.24%),NY(3.56%)
MAXIMUM CA ZIPCODE	1.01%

FIRST PAY DATE			February 1,2006		September 1,2006

RATE CHANGE DATE			September 1,2006		March 1,2007

MATURITY DATE			January 1,2036		August 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,049	$735,280,843.84	100.00%
Total	1,049	$735,280,843.84	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,049	$735,280,843.84	100.00%
Total	1,049	$735,280,843.84	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	4	$351,191.41	0.05%
100,001—200,000	34	5,607,147.49	0.76
200,001—300,000	43	10,817,461.55	1.47
300,001—400,000	47	16,004,237.33	2.18
400,001—500,000	222	101,731,672.89	13.84
500,001—600,000	203	112,190,157.35	15.26
600,001—700,000	139	90,333,948.22	12.29
700,001—800,000	85	63,591,457.12	8.65
800,001—900,000	50	42,742,028.07	5.81
900,001—1,000,000	81	79,068,485.51	10.75
1,000,001—1,100,000	13	13,710,463.54	1.86
1,100,001—1,200,000	28	32,088,222.56	4.36
1,200,001—1,300,000	22	27,554,066.38	3.75
1,300,001—1,400,000	12	16,542,041.30	2.25
1,400,001—1,500,000	25	36,989,151.68	5.03
1,500,001—1,600,000	4	6,252,663.73	0.85
1,600,001—1,700,000	4	6,733,220.27	0.92
1,700,001—1,800,000	3	5,381,852.90	0.73
1,800,001—1,900,000	5	9,421,355.68	1.28
1,900,001—2,000,000	7	13,786,146.50	1.87
2,000,001—2,100,000	3	6,196,787.68	0.84
2,100,001—2,200,000	2	4,293,800.00	0.58
2,200,001—2,300,000	2	4,484,329.50	0.61
2,300,001—2,400,000	2	4,796,226.34	0.65
2,400,001—2,500,000	2	4,983,907.29	0.68
2,500,001 >=	7	19,628,821.55	2.67
Total	1,049	$735,280,843.84	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	273	$193,227,317.50	26.28%
1.001—1.250	231	177,968,336.94	24.20
1.251—1.500	59	47,084,570.00	6.40
1.501—1.750	77	58,978,548.97	8.02
1.751—2.000	52	45,940,291.46	6.25
2.001—2.250	8	6,224,615.00	0.85
2.251—2.500	5	1,762,800.00	0.24
2.501—2.750	4	2,242,158.87	0.30
2.751—3.000	4	2,231,162.63	0.30
3.001—3.250	3	1,016,050.00	0.14
3.251—3.500	2	3,785,322.70	0.51
3.501—3.750	2	982,250.00	0.13
3.751—4.000	1	503,100.00	0.07
4.751—5.000	5	3,108,469.34	0.42
6.251—6.500	3	2,301,219.49	0.31
6.501—6.750	25	16,338,760.74	2.22
6.751—7.000	62	40,594,302.38	5.52
7.001—7.250	94	67,797,444.18	9.22
7.251—7.500	76	44,131,179.24	6.00
7.501—7.750	5	1,410,128.11	0.19
7.751—8.000	9	3,218,726.38	0.44
8.001—8.250	12	3,401,359.13	0.46
8.251—8.500	8	2,517,690.47	0.34
8.501—8.750	7	1,714,235.20	0.23
8.751—9.000	11	3,187,661.37	0.43
9.001—9.250	8	1,904,013.87	0.26
9.251—9.500	2	897,907.15	0.12
9.501—9.750	1	811,222.72	0.11
Total	1,049	$735,280,843.84	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	23	$15,877,194.69	2.16%
2.001—2.250	86	63,235,591.02	8.60
2.251—2.500	261	188,493,110.05	25.64
2.501—2.750	308	234,972,992.16	31.96
2.751—3.000	275	192,427,577.46	26.17
3.001—3.250	13	5,883,680.06	0.80
3.251—3.500	16	6,957,804.29	0.95
3.501—3.750	18	8,309,909.13	1.13
3.751—4.000	11	4,315,663.56	0.59
4.001—4.250	10	2,453,466.31	0.33
4.251—4.500	14	5,110,256.17	0.70
4.501—4.750	9	2,217,919.07	0.30
4.751—5.000	2	897,907.15	0.12
5.001—5.250	1	811,222.72	0.11
5.251—5.500	1	503,100.00	0.07
5.751—6.000	1	2,813,450.00	0.38
Total	1,049	$735,280,843.84	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
8.751—9.000	1	$1,202,661.04	0.16%
9.501—9.750	191	139,098,843.36	18.92
9.751—10.000	436	321,736,791.72	43.76
10.001—10.250	288	202,588,411.32	27.55
10.251—10.500	46	33,270,343.66	4.52
10.501—10.750	20	8,949,327.87	1.22
10.751—11.000	18	9,184,328.95	1.25
11.001—11.250	12	4,335,550.88	0.59
11.251—11.500	12	3,187,980.97	0.43
11.501—11.750	12	4,479,149.29	0.61
11.751—12.000	7	1,907,869.71	0.26
12.001—12.250	4	2,023,035.07	0.28
12.251—12.500	1	503,100.00	0.07
13.001—13.250	1	2,813,450.00	0.38
Total	1,049	$735,280,843.84	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	729	$503,522,231.84	68.48%
480	320	231,758,612.00	31.52
Total	1,049	$735,280,843.84	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,022	$722,184,023.13	98.22%
125	27	13,096,820.71	1.78
Total	1,049	$735,280,843.84	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	729	$503,522,231.84	68.48%
471—480	320	231,758,612.00	31.52
Total	1,049	$735,280,843.84	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	620	$457,581,879.44	62.23%
1—6	426	275,879,669.73	37.52
7—12	3	1,819,294.67	0.25
Total	1,049	$735,280,843.84	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,663,642.49	0.36%
26—30	3	1,785,154.51	0.24
31—35	4	3,693,971.30	0.50
36—40	8	5,441,218.39	0.74
41—45	15	14,049,688.65	1.91
46—50	27	21,068,435.70	2.87
51—55	32	29,459,811.54	4.01
56—60	55	45,812,280.97	6.23
61—65	86	63,590,586.65	8.65
66—70	173	121,206,897.86	16.48
71—75	181	126,662,091.55	17.23
76—80	427	287,833,321.41	39.15
81—85	30	10,083,676.43	1.37
86—90	1	448,200.00	0.06
91—95	4	1,481,866.39	0.20
Total	1,049	$735,280,843.84	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,663,642.49	0.36%
26—30	3	1,785,154.51	0.24
31—35	4	3,693,971.30	0.50
36—40	8	5,441,218.39	0.74
41—45	15	14,049,688.65	1.91
46—50	26	20,513,392.69	2.79
51—55	32	29,013,839.35	3.95
56—60	56	46,813,296.17	6.37
61—65	94	68,083,631.04	9.26
66—70	179	120,985,366.79	16.45
71—75	189	130,060,441.56	17.69
76—80	434	290,100,736.16	39.45
81—85	1	146,398.35	0.02
86—90	2	776,868.15	0.11
91—95	3	1,153,198.24	0.16
Total	1,049	$735,280,843.84	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	3	$775,639.59	0.11%
600—619	7	2,308,289.57	0.31
620—639	18	9,371,208.40	1.27
640—659	44	17,412,213.70	2.37
660—679	54	29,785,913.28	4.05
680—699	143	98,317,287.64	13.37
700—719	157	110,056,049.21	14.97
720—739	182	134,490,044.45	18.29
740—759	168	126,213,632.45	17.17
760—779	160	128,487,620.32	17.47
780—799	83	57,584,559.94	7.83
800 >=	30	20,478,385.29	2.79
Total	1,049	$735,280,843.84	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	160	$88,864,728.09	12.09%
Reduced	889	646,416,115.75	87.91
Total	1,049	$735,280,843.84	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	122	$53,367,226.96	7.26%
Owner Occupied	853	626,663,402.62	85.23
Second Home	74	55,250,214.26	7.51
Total	1,049	$735,280,843.84	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	51	$24,152,764.20	3.28%
Condo	108	68,647,423.99	9.34
Co-op	3	3,132,998.32	0.43
PUD	192	144,267,050.15	19.62
Single Family	695	495,080,607.18	67.33
Total	1,049	$735,280,843.84	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	378	$272,315,117.05	37.04%
Refi—Cash Out	498	326,724,920.20	44.44
Refi—No Cash Out	173	136,240,806.59	18.53
Total	1,049	$735,280,843.84	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	279	$197,796,089.04	26.90%
12	613	430,732,535.66	58.58
30	6	2,910,386.55	0.40
36	151	103,841,832.59	14.12
Total	1,049	$735,280,843.84	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	21	$12,340,623.66	1.68%
CA	734	522,570,307.47	71.07
CO	14	10,845,015.95	1.47
CT	9	7,313,444.34	0.99
DC	1	1,500,000.00	0.20
FL	62	38,547,831.00	5.24
GA	5	2,376,971.71	0.32
ID	2	1,675,848.15	0.23
IL	32	21,088,842.21	2.87
LA	1	345,111.96	0.05
MA	9	7,693,799.42	1.05
MD	8	3,601,896.97	0.49
MI	7	4,632,144.00	0.63
MN	7	5,085,508.90	0.69
NC	4	4,663,108.58	0.63
NJ	20	12,861,394.73	1.75
NV	12	5,802,277.11	0.79
NY	32	26,192,331.42	3.56
OH	1	464,040.68	0.06
OR	10	5,937,231.75	0.81
PA	3	2,486,537.06	0.34
SC	2	1,240,000.00	0.17
TX	6	3,215,900.03	0.44
UT	4	4,001,875.00	0.54
VA	5	3,724,326.82	0.51
WA	35	23,951,685.15	3.26
WI	2	952,186.71	0.13
WY	1	170,603.06	0.02
Total	1,049	$735,280,843.84	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	548	$399,748,431.36	54.37%
15.00 or less	9	5,452,722.77	0.74
15.01—20.00	19	18,375,755.36	2.50
20.01—25.00	41	28,119,771.38	3.82
25.01—30.00	48	31,166,964.99	4.24
30.01—35.00	63	44,076,807.19	5.99
35.01—40.00	126	86,218,372.46	11.73
40.01—45.00	83	52,453,303.02	7.13
45.01—50.00	52	30,091,904.20	4.09
50.01—55.00	30	23,085,907.41	3.14
55.01—60.00	15	9,997,529.88	1.36
60.01 >=	15	6,493,373.82	0.88
Total	1,049	$735,280,843.84	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.47%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	921	$637,743,412.05	86.73%
60.00 or less	4	6,216,672.84	0.85
60.01—65.00	9	10,885,427.60	1.48
65.01—70.00	9	8,924,351.26	1.21
70.01—75.00	8	7,042,870.75	0.96
75.01—80.00	14	10,076,634.54	1.37
80.01—85.00	5	3,113,356.16	0.42
85.01—90.00	79	51,278,118.64	6.97
Total	1,049	$735,280,843.84	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.84%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR11 Group 2
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$318,918,968
TOTAL ORIGINAL BALANCE	$319,498,218

NUMBER OF LOANS	474

			Minimum		Maximum
AVG CURRENT BALANCE	$672,825		$81,138		$2,595,912
AVG ORIGINAL BALANCE	$674,047		$81,000		$2,600,000

WAVG GROSS COUPON	2.83%		1.00%		8.84%
WAVG GROSS MARGIN	2.83%		1.78%		5.38%
WAVG MAX INT RATE	9.92%		9.03%		12.48%

WAVG CURRENT LTV	67.78%		20.76%		94.80%

WAVG FICO SCORE	740		617		810

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	409	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	409	Month(s)	355	Month(s)	480	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	5	Month(s)

NZ WAVG PREPAY TERM	13	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(83.54%),FL(2.87%),WA(2.84%)
MAXIMUM CA ZIPCODE	1.63%

FIRST PAY DATE			April 1,2006		September 1,2006

RATE CHANGE DATE			September 1,2006		September 1,2006

MATURITY DATE			March 1,2036		August 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	474	$318,918,967.97	100.00%
Total	474	$318,918,967.97	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	474	$318,918,967.97	100.00%
Total	474	$318,918,967.97	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	6	$550,533.32	0.17%
100,001—200,000	20	2,843,239.17	0.89
200,001—300,000	16	3,865,200.72	1.21
300,001—400,000	17	5,832,443.67	1.83
400,001—500,000	101	46,121,667.27	14.46
500,001—600,000	83	45,584,607.45	14.29
600,001—700,000	72	46,657,904.27	14.63
700,001—800,000	38	28,597,271.28	8.97
800,001—900,000	27	23,062,735.32	7.23
900,001—1,000,000	33	31,974,639.87	10.03
1,000,001—1,100,000	14	14,923,806.53	4.68
1,100,001—1,200,000	12	13,730,899.58	4.31
1,200,001—1,300,000	9	11,410,500.00	3.58
1,300,001—1,400,000	5	6,784,507.30	2.13
1,400,001—1,500,000	11	16,252,307.28	5.10
1,500,001—1,600,000	1	1,527,766.01	0.48
1,600,001—1,700,000	1	1,624,646.69	0.51
1,700,001—1,800,000	2	3,497,248.37	1.10
1,900,001—2,000,000	1	2,000,000.00	0.63
2,000,001—2,100,000	1	2,075,000.00	0.65
2,400,001—2,500,000	3	7,406,132.00	2.32
2,500,001 >=	1	2,595,911.87	0.81
Total	474	$318,918,967.97	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	158	$115,376,060.00	36.18%
1.001—1.250	113	80,710,146.00	25.31
1.251—1.500	14	15,707,800.00	4.93
1.501—1.750	2	1,183,000.00	0.37
1.751—2.000	4	1,962,800.00	0.62
2.001—2.250	11	4,978,245.00	1.56
2.251—2.500	5	2,010,660.00	0.63
2.501—2.750	7	3,393,570.18	1.06
2.751—3.000	1	220,000.00	0.07
3.251—3.500	3	924,690.00	0.29
3.501—3.750	2	714,858.76	0.22
4.251—4.500	1	974,250.00	0.31
5.751—6.000	1	143,997.55	0.05
6.251—6.500	2	2,150,363.31	0.67
6.501—6.750	30	22,462,824.96	7.04
6.751—7.000	52	40,153,110.89	12.59
7.001—7.250	21	13,437,868.78	4.21
7.251—7.500	20	3,620,948.49	1.14
7.501—7.750	4	1,159,772.41	0.36
7.751—8.000	2	1,239,669.04	0.39
8.001—8.250	11	3,148,695.60	0.99
8.251—8.500	6	2,186,785.59	0.69
8.501—8.750	2	519,153.33	0.16
8.751—9.000	2	539,698.08	0.17
Total	474	$318,918,967.97	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$143,997.55	0.05%
2.001—2.250	3	2,196,157.45	0.69
2.251—2.500	49	36,132,739.58	11.33
2.501—2.750	160	121,368,718.91	38.06
2.751—3.000	182	133,202,398.52	41.77
3.001—3.250	8	2,873,285.88	0.90
3.251—3.500	20	4,100,978.69	1.29
3.501—3.750	4	1,680,230.38	0.53
3.751—4.000	4	2,207,601.50	0.69
4.001—4.250	26	8,368,357.90	2.62
4.251—4.500	11	4,491,480.20	1.41
4.501—4.750	5	1,178,771.41	0.37
5.251—5.500	1	974,250.00	0.31
Total	474	$318,918,967.97	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	1	$143,997.55	0.05%
9.501—9.750	133	101,169,998.10	31.72
9.751—10.000	195	145,768,846.47	45.71
10.001—10.250	69	47,089,204.98	14.77
10.251—10.500	22	4,811,308.41	1.51
10.501—10.750	5	2,117,986.35	0.66
10.751—11.000	10	3,800,798.11	1.19
11.001—11.250	25	8,835,824.11	2.77
11.251—11.500	6	2,265,137.26	0.71
11.501—11.750	7	1,941,616.63	0.61
12.251—12.500	1	974,250.00	0.31
Total	474	$318,918,967.97	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	285	$188,373,783.36	59.07%
480	189	130,545,184.61	40.93
Total	474	$318,918,967.97	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	470	$315,810,816.85	99.03%
125	4	3,108,151.12	0.97
Total	474	$318,918,967.97	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	285	$188,373,783.36	59.07%
471—480	189	130,545,184.61	40.93
Total	474	$318,918,967.97	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	316	$225,661,321.00	70.76%
1—6	158	93,257,646.97	29.24
Total	474	$318,918,967.97	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	3	$3,226,000.00	1.01%
26—30	6	4,782,206.15	1.50
31—35	4	2,649,000.00	0.83
36—40	6	6,096,285.62	1.91
41—45	9	10,673,883.57	3.35
46—50	12	10,416,742.07	3.27
51—55	17	12,122,863.47	3.80
56—60	31	22,307,569.04	6.99
61—65	46	30,554,129.54	9.58
66—70	89	62,079,642.27	19.47
71—75	77	50,889,674.63	15.96
76—80	165	100,402,736.33	31.48
81—85	6	1,866,405.50	0.59
86—90	2	729,540.00	0.23
91—95	1	122,289.78	0.04
Total	474	$318,918,967.97	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	3	$3,226,000.00	1.01%
26—30	6	4,782,206.15	1.50
31—35	4	2,649,000.00	0.83
36—40	5	4,634,000.00	1.45
41—45	9	10,673,883.57	3.35
46—50	12	10,416,742.07	3.27
51—55	18	13,585,149.09	4.26
56—60	41	23,292,639.06	7.30
61—65	36	29,569,059.52	9.27
66—70	90	62,353,098.94	19.55
71—75	77	50,927,819.98	15.97
76—80	167	100,774,829.94	31.60
81—85	3	1,182,709.87	0.37
86—90	2	729,540.00	0.23
91—95	1	122,289.78	0.04
Total	474	$318,918,967.97	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$974,250.00	0.31%
620—639	4	1,642,193.86	0.51
640—659	13	4,259,086.86	1.34
660—679	21	5,277,074.74	1.65
680—699	67	42,667,222.36	13.38
700—719	52	33,926,641.10	10.64
720—739	81	59,589,161.67	18.68
740—759	88	58,692,976.72	18.40
760—779	80	60,810,613.54	19.07
780—799	56	43,623,814.55	13.68
800 >=	11	7,455,932.57	2.34
Total	474	$318,918,967.97	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	61	$34,231,691.05	10.73%
Reduced	413	284,687,276.92	89.27
Total	474	$318,918,967.97	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	89	$32,536,522.98	10.20%
Owner Occupied	350	264,988,476.84	83.09
Second Home	35	21,393,968.15	6.71
Total	474	$318,918,967.97	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	16	$10,083,992.73	3.16%
Condo	40	21,720,903.04	6.81
PUD	85	62,671,033.95	19.65
Single Family	333	224,443,038.25	70.38
Total	474	$318,918,967.97	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	166	$105,985,626.07	33.23%
Refi—Cash Out	204	140,483,606.26	44.05
Refi—No Cash Out	104	72,449,735.64	22.72
Total	474	$318,918,967.97	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	49	$34,658,366.96	10.87%
12	408	275,269,798.24	86.31
36	17	8,990,802.77	2.82
Total	474	$318,918,967.97	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	12	$8,096,022.40	2.54%
CA	389	266,412,042.14	83.54
CO	4	3,440,000.00	1.08
CT	2	1,126,100.00	0.35
DC	3	1,618,144.80	0.51
FL	17	9,161,560.23	2.87
GA	1	460,000.00	0.14
KY	1	535,030.67	0.17
MA	4	2,777,400.00	0.87
MD	1	434,161.89	0.14
MI	1	701,421.94	0.22
NH	1	425,000.00	0.13
NJ	3	2,093,933.97	0.66
NM	2	1,224,701.00	0.38
NV	4	1,274,234.37	0.40
NY	7	4,965,000.00	1.56
OR	1	520,000.00	0.16
SC	1	600,000.00	0.19
TN	1	156,807.16	0.05
UT	1	518,612.00	0.16
VA	4	3,153,000.00	0.99
WA	13	9,051,717.97	2.84
WI	1	174,077.43	0.05
Total	474	$318,918,967.97	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	285	$204,517,759.74	64.13%
15.00 or less	5	2,791,444.82	0.88
15.01—20.00	7	6,013,755.05	1.89
20.01—25.00	9	4,799,794.02	1.51
25.01—30.00	16	8,629,168.26	2.71
30.01—35.00	29	17,848,701.88	5.60
35.01—40.00	33	24,058,273.80	7.54
40.01—45.00	35	21,485,098.82	6.74
45.01—50.00	20	13,612,488.11	4.27
50.01—55.00	24	9,424,601.13	2.96
55.01—60.00	7	3,680,331.50	1.15
60.01 >=	4	2,057,550.84	0.65
Total	474	$318,918,967.97	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.91%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	412	$276,383,466.58	86.66%
60.00 or less	4	4,303,417.18	1.35
65.01—70.00	5	5,632,428.86	1.77
70.01—75.00	4	4,060,607.17	1.27
75.01—80.00	3	2,117,358.66	0.66
80.01—85.00	4	2,485,532.43	0.78
85.01—90.00	42	23,936,157.09	7.51
Total	474	$318,918,967.97	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.60%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR11
Mortgage Loans
Preliminary Collateral Information As of 08/01/06

TOTAL CURRENT BALANCE	$1,054,199,812
TOTAL ORIGINAL BALANCE	$1,055,364,156

NUMBER OF LOANS	1,523

			Minimum		Maximum
AVG CURRENT BALANCE	$692,186		$74,885		$2,993,127
AVG ORIGINAL BALANCE	$692,951		$75,000		$3,000,000

WAVG GROSS COUPON	2.83%		1.00%		9.60%
WAVG GROSS MARGIN	2.71%		1.78%		5.83%
WAVG MAX INT RATE	9.97%		8.80%		13.13%

WAVG CURRENT LTV	69.61%		11.65%		95.00%

WAVG FICO SCORE	735		585		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	7	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	401	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	401	Month(s)	353	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	15	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(74.84%),FL(4.53%),WA(3.13%)
MAXIMUM CA ZIPCODE	0.95%

FIRST PAY DATE			February 1,2006		September 1,2006

RATE CHANGE DATE			September 1,2006		March 1,2007

MATURITY DATE			January 1,2036		August 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	474	$318,918,967.97	30.25%
Monthly MTA	1,049	735,280,843.84	69.75
Total	1,523	$1,054,199,811.81	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	474	$318,918,967.97	30.25%
MTA	1,049	735,280,843.84	69.75
Total	1,523	$1,054,199,811.81	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	10	$901,724.73	0.09%
100,001—200,000	54	8,450,386.66	0.80
200,001—300,000	59	14,682,662.27	1.39
300,001—400,000	64	21,836,681.00	2.07
400,001—500,000	323	147,853,340.16	14.03
500,001—600,000	286	157,774,764.80	14.97
600,001—700,000	211	136,991,852.49	12.99
700,001—800,000	123	92,188,728.40	8.74
800,001—900,000	77	65,804,763.39	6.24
900,001—1,000,000	114	111,043,125.38	10.53
1,000,001—1,100,000	27	28,634,270.07	2.72
1,100,001—1,200,000	40	45,819,122.14	4.35
1,200,001—1,300,000	31	38,964,566.38	3.70
1,300,001—1,400,000	17	23,326,548.60	2.21
1,400,001—1,500,000	36	53,241,458.96	5.05
1,500,001—1,600,000	5	7,780,429.74	0.74
1,600,001—1,700,000	5	8,357,866.96	0.79
1,700,001—1,800,000	5	8,879,101.27	0.84
1,800,001—1,900,000	5	9,421,355.68	0.89
1,900,001—2,000,000	8	15,786,146.50	1.50
2,000,001—2,100,000	4	8,271,787.68	0.78
2,100,001—2,200,000	2	4,293,800.00	0.41
2,200,001—2,300,000	2	4,484,329.50	0.43
2,300,001—2,400,000	2	4,796,226.34	0.45
2,400,001—2,500,000	5	12,390,039.29	1.18
2,500,001 >=	8	22,224,733.42	2.11
Total	1,523	$1,054,199,811.81	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	431	$308,603,377.50	29.27%
1.001—1.250	344	258,678,482.94	24.54
1.251—1.500	73	62,792,370.00	5.96
1.501—1.750	79	60,161,548.97	5.71
1.751—2.000	56	47,903,091.46	4.54
2.001—2.250	19	11,202,860.00	1.06
2.251—2.500	10	3,773,460.00	0.36
2.501—2.750	11	5,635,729.05	0.53
2.751—3.000	5	2,451,162.63	0.23
3.001—3.250	3	1,016,050.00	0.10
3.251—3.500	5	4,710,012.70	0.45
3.501—3.750	4	1,697,108.76	0.16
3.751—4.000	1	503,100.00	0.05
4.251—4.500	1	974,250.00	0.09
4.751—5.000	5	3,108,469.34	0.29
5.751—6.000	1	143,997.55	0.01
6.251—6.500	5	4,451,582.80	0.42
6.501—6.750	55	38,801,585.70	3.68
6.751—7.000	114	80,747,413.27	7.66
7.001—7.250	115	81,235,312.96	7.71
7.251—7.500	96	47,752,127.73	4.53
7.501—7.750	9	2,569,900.52	0.24
7.751—8.000	11	4,458,395.42	0.42
8.001—8.250	23	6,550,054.73	0.62
8.251—8.500	14	4,704,476.06	0.45
8.501—8.750	9	2,233,388.53	0.21
8.751—9.000	13	3,727,359.45	0.35
9.001—9.250	8	1,904,013.87	0.18
9.251—9.500	2	897,907.15	0.09
9.501—9.750	1	811,222.72	0.08
Total	1,523	$1,054,199,811.81	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	24	$16,021,192.24	1.52%
2.001—2.250	89	65,431,748.47	6.21
2.251—2.500	310	224,625,849.63	21.31
2.501—2.750	468	356,341,711.07	33.80
2.751—3.000	457	325,629,975.98	30.89
3.001—3.250	21	8,756,965.94	0.83
3.251—3.500	36	11,058,782.98	1.05
3.501—3.750	22	9,990,139.51	0.95
3.751—4.000	15	6,523,265.06	0.62
4.001—4.250	36	10,821,824.21	1.03
4.251—4.500	25	9,601,736.37	0.91
4.501—4.750	14	3,396,690.48	0.32
4.751—5.000	2	897,907.15	0.09
5.001—5.250	1	811,222.72	0.08
5.251—5.500	2	1,477,350.00	0.14
5.751—6.000	1	2,813,450.00	0.27
Total	1,523	$1,054,199,811.81	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
8.751—9.000	1	$1,202,661.04	0.11%
9.001—9.250	1	143,997.55	0.01
9.501—9.750	324	240,268,841.46	22.79
9.751—10.000	631	467,505,638.19	44.35
10.001—10.250	357	249,677,616.30	23.68
10.251—10.500	68	38,081,652.07	3.61
10.501—10.750	25	11,067,314.22	1.05
10.751—11.000	28	12,985,127.06	1.23
11.001—11.250	37	13,171,374.99	1.25
11.251—11.500	18	5,453,118.23	0.52
11.501—11.750	19	6,420,765.92	0.61
11.751—12.000	7	1,907,869.71	0.18
12.001—12.250	4	2,023,035.07	0.19
12.251—12.500	2	1,477,350.00	0.14
13.001—13.250	1	2,813,450.00	0.27
Total	1,523	$1,054,199,811.81	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,014	$691,896,015.20	65.63%
480	509	362,303,796.61	34.37
Total	1,523	$1,054,199,811.81	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,492	$1,037,994,839.98	98.46%
125	31	16,204,971.83	1.54
Total	1,523	$1,054,199,811.81	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,014	$691,896,015.20	65.63%
471—480	509	362,303,796.61	34.37
Total	1,523	$1,054,199,811.81	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	936	$683,243,200.44	64.81%
1—6	584	369,137,316.70	35.02
7—12	3	1,819,294.67	0.17
Total	1,523	$1,054,199,811.81	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,663,642.49	0.25%
21—25	3	3,226,000.00	0.31
26—30	9	6,567,360.66	0.62
31—35	8	6,342,971.30	0.60
36—40	14	11,537,504.01	1.09
41—45	24	24,723,572.22	2.35
46—50	39	31,485,177.77	2.99
51—55	49	41,582,675.01	3.94
56—60	86	68,119,850.01	6.46
61—65	132	94,144,716.19	8.93
66—70	262	183,286,540.13	17.39
71—75	258	177,551,766.18	16.84
76—80	592	388,236,057.74	36.83
81—85	36	11,950,081.93	1.13
86—90	3	1,177,740.00	0.11
91—95	5	1,604,156.17	0.15
Total	1,523	$1,054,199,811.81	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,663,642.49	0.25%
21—25	3	3,226,000.00	0.31
26—30	9	6,567,360.66	0.62
31—35	8	6,342,971.30	0.60
36—40	13	10,075,218.39	0.96
41—45	24	24,723,572.22	2.35
46—50	38	30,930,134.76	2.93
51—55	50	42,598,988.44	4.04
56—60	97	70,105,935.23	6.65
61—65	130	97,652,690.56	9.26
66—70	269	183,338,465.73	17.39
71—75	266	180,988,261.54	17.17
76—80	601	390,875,566.10	37.08
81—85	4	1,329,108.22	0.13
86—90	4	1,506,408.15	0.14
91—95	4	1,275,488.02	0.12
Total	1,523	$1,054,199,811.81	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	3	$775,639.59	0.07%
600—619	8	3,282,539.57	0.31
620—639	22	11,013,402.26	1.04
640—659	57	21,671,300.56	2.06
660—679	75	35,062,988.02	3.33
680—699	210	140,984,510.00	13.37
700—719	209	143,982,690.31	13.66
720—739	263	194,079,206.12	18.41
740—759	256	184,906,609.17	17.54
760—779	240	189,298,233.86	17.96
780—799	139	101,208,374.49	9.60
800 >=	41	27,934,317.86	2.65
Total	1,523	$1,054,199,811.81	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	221	$123,096,419.14	11.68%
Reduced	1,302	931,103,392.67	88.32
Total	1,523	$1,054,199,811.81	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	211	$85,903,749.94	8.15%
Owner Occupied	1,203	891,651,879.46	84.58
Second Home	109	76,644,182.41	7.27
Total	1,523	$1,054,199,811.81	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	67	$34,236,756.93	3.25%
Condo	148	90,368,327.03	8.57
Co-op	3	3,132,998.32	0.30
PUD	277	206,938,084.10	19.63
Single Family	1,028	719,523,645.43	68.25
Total	1,523	$1,054,199,811.81	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	544	$378,300,743.12	35.89%
Refi—Cash Out	702	467,208,526.46	44.32
Refi—No Cash Out	277	208,690,542.23	19.80
Total	1,523	$1,054,199,811.81	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	328	$232,454,456.00	22.05%
12	1,021	706,002,333.90	66.97
30	6	2,910,386.55	0.28
36	168	112,832,635.36	10.70
Total	1,523	$1,054,199,811.81	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	33	$20,436,646.06	1.94%
CA	1,123	788,982,349.61	74.84
CO	18	14,285,015.95	1.36
CT	11	8,439,544.34	0.80
DC	4	3,118,144.80	0.30
FL	79	47,709,391.23	4.53
GA	6	2,836,971.71	0.27
ID	2	1,675,848.15	0.16
IL	32	21,088,842.21	2.00
KY	1	535,030.67	0.05
LA	1	345,111.96	0.03
MA	13	10,471,199.42	0.99
MD	9	4,036,058.86	0.38
MI	8	5,333,565.94	0.51
MN	7	5,085,508.90	0.48
NC	4	4,663,108.58	0.44
NH	1	425,000.00	0.04
NJ	23	14,955,328.70	1.42
NM	2	1,224,701.00	0.12
NV	16	7,076,511.48	0.67
NY	39	31,157,331.42	2.96
OH	1	464,040.68	0.04
OR	11	6,457,231.75	0.61
PA	3	2,486,537.06	0.24
SC	3	1,840,000.00	0.17
TN	1	156,807.16	0.01
TX	6	3,215,900.03	0.31
UT	5	4,520,487.00	0.43
VA	9	6,877,326.82	0.65
WA	48	33,003,403.12	3.13
WI	3	1,126,264.14	0.11
WY	1	170,603.06	0.02
Total	1,523	$1,054,199,811.81	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	833	$604,266,191.10	57.32%
15.00 or less	14	8,244,167.59	0.78
15.01—20.00	26	24,389,510.41	2.31
20.01—25.00	50	32,919,565.40	3.12
25.01—30.00	64	39,796,133.25	3.78
30.01—35.00	92	61,925,509.07	5.87
35.01—40.00	159	110,276,646.26	10.46
40.01—45.00	118	73,938,401.84	7.01
45.01—50.00	72	43,704,392.31	4.15
50.01—55.00	54	32,510,508.54	3.08
55.01—60.00	22	13,677,861.38	1.30
60.01 >=	19	8,550,924.66	0.81
Total	1,523	$1,054,199,811.81	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.84%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,333	$914,126,878.63	86.71%
60.00 or less	8	10,520,090.02	1.00
60.01—65.00	9	10,885,427.60	1.03
65.01—70.00	14	14,556,780.12	1.38
70.01—75.00	12	11,103,477.92	1.05
75.01—80.00	17	12,193,993.20	1.16
80.01—85.00	9	5,598,888.59	0.53
85.01—90.00	121	75,214,275.73	7.13
Total	1,523	$1,054,199,811.81	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.07%.